
<ARTICLE> 5
<LEGEND>
The schedule contains summary financial information extracted from Dean
Witter Diversified Futures Fund III L.P. and is qualified in its entirety by reference to such financial statements.
</LEGEND>

<PERIOD-TYPE>                  12-MOS
<FISCAL-YEAR-END>                          DEC-31-2000
<PERIOD-END>                               DEC-31-2000
<CASH>                                      42,644,762
<SECURITIES>                                         0
<RECEIVABLES>                                  180,960<F1>
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                              49,191,101<F2>
<CURRENT-LIABILITIES>                                0
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                             0
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                49,191,101<F3>
<SALES>                                              0
<TOTAL-REVENUES>                            13,245,317<F4>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                             4,298,825
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                              8,946,492
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                          8,946,492
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                 8,946,492
<EPS-BASIC>                                        0
<EPS-DILUTED>                                        0

<F1>Receivables include interest receivable of $180,960.
<F2>In addition to cash and receivables, total assets include net unrealized gain on open contracts of $6,365,379.
<F3>Liabilities include redemptions payable of $666,041, accrued management fees of $123,748 and accrued administrative expenses payable of $65,338.
<F4>Total revenues includes realized trading revenue of $6,754,178, net change in unrealized of $4,405,551 and interest income of $2,085,588.


